AGREEMENT

                  THIS AGREEMENT IS MADE AS OF THE 8TH DAY OF JULY 1997 BY AND BETWEEN PLANET ENTERTAINMENT CORP. (PLANET), 222 HIGHWAY35, MIDDLETOWN, NJ 07748 AND NIPPON COLUMBIA CO. LTD. (NCC) OF 14-14. AKASAKA 4-CHOME, MINATO-KU, TOKYO 11, JAPAN

BOTH PARTIES THERETO HEREBY AGREE AS FOLLOWS:

         1.
         PLANET HEREBY GRANTS THE EXCLUSIVE RIGHT TO PRESS, DUPLICATE, DISTRIBUTE, SELL, AND MARKET MUSIC CD's AND VIDEOTAPES, AND TO SUBLICENSE SUCH GRANTED RIGHT TO NCC AND ITS SUBSIDIARY, DENON ACTIVE MEDIA ("DAM"), A DIVISION OF DENON CORPORATION U.S.A. FOR THE TERRITORY DEFINED BELOW UNDER THE FOLLOWING TERMS AND CONDITIONS:

         A.
         TERRITORY: JAPAN, HONG KONG, TAIWAN, KOREA, AND SINGAPORE, (HEREIN CALLED THE LICENSED TERRITORY)

         B.
         TERM: ONE (1) YEAR COMMENCING SEPT. 1, 1997, FURTHERMORE, IN THE EVENT THAT TOTAL AMOUNT OF ROYALTIES AND PRODUCT PRICES PAYABLE BY NCC TO PLANET UNDER SUBPARAGRAPH C BELOW EXCEEDS TWO HUNDRED FIFTY THOUSAND DOLLARS (US $250,000) AS OF AUGUST 31, 1998, THE TERM OF THIS AGREEMENT SHALL AUTOMATICALLY BE EXTENDED WITH NO FURTHER ADVANCE PAYMENT FOR A PERIOD OF ONE (1) YEAR THEREAFTER OR UPON MUTUAL AGREEMENT. WHEN THE TERM OF THIS AGREEMENT EXPIRES, NCC SHALL HAVE A SIX-MONTH SELL-OFF PERIOD.

         C.
         ROYALTY & PRODUCT PRICE: NCC OR DAM SHALL PAY A PER-UNIT PRICE LISTED IN SCHEDULE A. IF A MECHANICAL RIGHTS COST (CURRENTLY $.0695 PER SONG) INCREASES OR DECREASES, THE PRICE FOR NAKED CD AND FINISHED GOODS WILL INCREASE OR DECREASE PROPORTIONATELY.

         D.
         BROADCAST RIGHT: NCC SHALL HAVE THE RIGHT TO SUBLICENSE MOVIES AND MUSIC VIDEOS SUBJECT TO PRICE NEGOTIATION BY PLANET AND NCC.

         E.
         ACCOUNTING: WITH RESPECT TO THE PER-UNIT LICENSE ROYALTIES OR FINISHED GOODS SET FORTH ABOVE, NCC SHALL ACCOUNT TO PLANET QUARTERLY WITH DETAILED ROYALTY REPORTS ACCOMPANIED BY PAYMENTS WITHIN SIXTY (60) DAYS OF CLOSE OF EACH QUARTERLY PERIOD ENDING ON MARCH 31, JUNE 30, SEPTEMBER 30, AND DECEMBER 31, OF EACH YEAR.

         F.
         PAYMENT: ALL ROYALTIES AND OTHER PAYMENTS HEREUNDER SHALL BE MADE BY NCC TO PLANET IN UNITED STATES DOLLARS IN THE UNITED STATES. IN DETERMINING THE AMOUNT OF U.S. DOLLARS TO BE PAID HEREUNDER, THE CURRENCY OF THE LICENSED TERRITORY SHALL BE CONVERTED TO U.S. DOLLARS AT THE RATE OF EXCHANGE PREVAILING ON THE DATE OF DEPOSIT BY NCC AT ITS BANK IN THE LICENSED TERRITORY FOR REMITTANCE TO PLANET. SUCH DEPOSIT SHALL BE MADE ON OR BEFORE THE

         DATE WHEN ANY PAYMENT IS DUE HEREUNDER AND NCC SHALL ADVISE PLANET WHEN SUCH DEPOSIT MADE WITHOUT PREJUDICE TO PLANET'S RIGHTS IN THE EVENT OF NCC'S FAILURE TO MAKE TIMELY PAYMENT OF ALL SUMS DUE HEREUNDER, WHICH OBLIGATIONS IS OF THE ESSENCE OF THIS AGREEMENT ALL PAYMENTS TO BE MADE HEREUNDER SHALL BEAR INTEREST IN THE FAVOR OF PLANET AT THE RATE OF (1%) PERCENT PER ANNUM ABOVE THE PRIME RATE PREVAILING IN THE UNITED STATES AT AT THE TIME WHEN SUCH PAYMENT IS DUE, PAYABLE MONTHLY COMMENCING THIRTY (30) DAYS AFTER THE DUE DATE UNTIL PAYMENT IN FULL IS DEPOSITED BY NCC WITH ITS BANK IN THE LICENSED TERRITORY FOR REMITTANCE TO PLANET.

         G.
         ADVANCE: ON SIGNING THIS AGREEMENT, NCC WILL PAY PLANET AN ADVANCE OF ONE HUNDRED FIFTY THOUSAND DOLLARS (US $150,000), PAYABLE ON SIGNING THIS AGREEMENT. THIS ADVANCE WILL BE RECOUPABLE AGAINST ANY FUTURE AUDIO AND VIDEO SALES DUE PLANET INCLUDING ALL ITEMS LISTED ON SCHEDULE A.

         H.
         TARGET: NCC WILL MAKE EVERY POSSIBLE EFFORT TO ACCOMPLISH THE TARGET SALE AS SUMMARIZED IN SCHEDULE A. IT IS ACKNOWLEDGED THAT PLANET WILL BE SUBMITTING A MAXIMUM OF 15 AUDIO CD's PER MONTH, AND AT LEAST 2 MOVIE TITLES AND 2 MUSIC VIDEO TITLES TO NCC. PLANET AND NCC WILL EVALUATE AUDIO AND VIDEO TARGET SALES AT THE END OF THE SIXTH MONTHS (FEBRUARY 28, 1998)

         I.
         IT IS UNDERSTOOD THAT PLANET WILL BE SUBJECT TO INTERNATIONAL TAX.

         J.
         NCC WILL RELEASE VIDEO PRODUCTS FOR PLANET TO DISTRIBUTE IN THE USA UNDER THE PLANET NAME.

         2. PLANET WARRANTIES:

         A.
         PLANET WARRANTS THAT IT HAS THE RIGHT TO CONTROL, LICENSE AND DISTRIBUTE SAID PRODUCTS; AND

         B.
         PLANET WARRANTS THAT ALL PRODUCTS PURCHASED BY NCC OR DAM FROM PLANET HEREUNDER SHALL BE FREE OR ALL ENCUMBRANCES AND OBLIGATIONS INCLUDING ALL ARTIST ROYALTIES ARISING OUT OF THE USE, DISTRIBUTION AND SALE OF SAID FINISHED PLANET PRODUCTS HEREUNDER. PLANET ALSO WARRANTS THAT ALL PRODUCTS MANUFACTURED AND SOLD BY NCC, DAM AND/OR THEIR SUBLICENSES UNDER THIS AGREEMENT SHALL BE FREE OF OBLIGATION TO ANY ARTIST ROYALTIES.

         C.
         WITH RESPECT TO COPYRIGHTED MUSIC CONTAINED IN THE PLANET PRODUCT PURCHASE BY NCC AND/OR DAM HEREUNDER, PLANET WARRANTS THAT PLANET HAS SECURED ALL MECHANICAL AND/OR SYNCHRONIZATION LICENSES FROM COPYRIGHT PROPRIETORS OR THEIR AGENTS. FOR EACH VIDEO TITLE CHOSEN FOR MANUFACTURE, DISTRIBUTION, AND SALE BY NCC OR IT'S SUBLICENSEES IN THE TERRITORY, PLANET WILL SECURE SYNCHRONIZATION LICENSE AND PROVIDE PROOF OF PROPER LICENSE IN EACH TERRITORY. NCC WILL BE RESPONSIBLE FOR ALL MECHANICAL LICENSE PAYMENTS FOR PRODUCT MANUFACTURED BY NCC AND/OR ITS SUBLICENSEES OUTSIDE THE UNITED STATES.

         3.
         NCC'S WARRANTIES

         NCC WARRANTS THAT NCC SHALL USE ITS BEST EFFORTS TO DISTRIBUTE, SELL AND OTHER WISE EXPLOITE PLANET PRODUCTION IN THE TERRITORY HEREUNDER AND HAS THE FULL DISTRIBUTION AND MARKETING CAPABILITY IN THE LICENSED TERRITORY.

         4.
         PRICE TO CONSUMERS: NCC OR DAM SHALL MAKE ALL PLANET MUSIC CD's AVAILABLE TO THE GENERAL PUBLIC IN THE TERRITORY AT "MID-LINE" PRICES HEREIN DEFINED AS PRICES WHICH ARE LESS THAN 30 (30%) OF NORMAL RETAIL PRICES FOR S0-CALLED "TOP LINE" CD's IN THE TERRITORY. NCC WILL NOTIFY PLANET OF THE PRICE TO CONSUMERS FOR VIDEOTAPES IN THE LICENSED TERRITORY NO LATER THAN 90 DAYS BEFORE RELEASE.

         5.
         SELL-OFF PERIOD: NCC AND DAM HAVE, FOR A PERIOD OF SIX (6) MONTHS COMMENCING UPON THE DATE OF EXPIRATION OR TERMINATION OF THE TERM OF THIS AGREEMENT, THE NON-EXCLUSIVE RIGHT TO SELL OFF THEIR EXISTING INVENTORY.

         6.
         SAMPLE: FOR EACH TITLE OF PLANET PRODUCTS WHICH NCC WILL BE INTERESTED TO DISTRIBUTE IN THE TERRITORY, PLANET AGREES TO DELIVER TO NCC, FREE OF CHARGE, TWO (2) UNITS PER COUNTRY OF THE TERRITORY IN WHICH DISTRIBUTION OF SUCH TITLE WELL BE CONTEMPLATED.

         7.
         ASSIGNMENT: NO RIGHT OR OBLIGATION OF EITHER PARTY TO THE AGREEMENT MAY BE ASSIGNED OR DELEGATED IN WHOLE OR IN PART, TO ANY THIRD PERSON OR ENTITY WITHOUT THE PRIOR WRITTEN CONSENT OF THE PARTY HERETO.

         8.
         GOVERNING LAW: THIS AGREEMENT SHALL BE GOVERNED BY AND UNDER THE LAWS OF THE STATE OF NEW JERSEY AND THE UNITED STATES OF AMERICA.


THE PARTIES HERETO EXECUTE THIS AGREEMENT BY SIGNING BELOW AS OF
THIS DAY AND YEAR FIRST ABOVE WRITTEN.


PLANET ENTERTAINMENT CORP.                     NIPPON COLUMBIA CO; LTD.

/s/ Joseph Venneri                             /s/ T. Anazawd
-----------------------------                  -----------------------------
    Joseph Venneri
    President

DATE 7/8/97                                    DATE July 8th, 1997

                                   SCHEDULE A

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Music/Video              CATEGORY               UNIT PRICE             TARGET SALES            ADVANCE
---------------------------------------------------------------------------------------------------------------------
MUSIC                    ROYALTY                                       10,000 Units            $150,000 Advance
                         (manufactured                                 per Month for           for 1st Year.
                         outside USA) no                               Music Royalty,          recoupable by audio
                         mechanical                                    Naked CD, and           and video production
                         right fee              $1.00/CD               Finished                payable on signing
                                                                       Product                 contract.
----------------------------------------------------------------------
MUSIC                    NAKED CD
                         With
                         mechanical
                         right fee              $2.20/CD
----------------------------------------------------------------------
MUSIC
                         FINISHED
                         GOODS With             $4.20/CD
                         mechanical
                         Right fee
---------------------------------------------------------------------------------------------------------------------
VIDEO
                                                                       At Least 2
                                                $3.00/Unit             Movies
                                                (DVD, VHS,             (12,000)
                                                ETC)                   Units
                                                $1.25/UNIT
                                                (Video CD)
                                                $1.25/UNIT
                         ROYALTY                (Public
                         FOR MOVIE              Domain)
---------------------------------------------------------------------------------------------------------------------
VIDEO                                                                  At least 2
                                                $2.50/Unit             Music Videos
                                                (DVD, VHS,             (5,000) Units
                         ROYALTY                ETC)
                         FOR MUSIC              $1.25/Unit
                         VIDEO                  (Video CD)
---------------------------------------------------------------------------------------------------------------------
VIDEO                                           $250-$10,000           At least 3
                                                Depends on title       Times of
                         BROAD                  and number of          Broadcasting
                         CAST FEE               viewers.               for videos.
                         FOR MOVIE              Memorandum
                         AND MUSIC              for each title is
                         VIDEO                  required.
                         (including
                         small CATV
                         stations)
---------------------------------------------------------------------------------------------------------------------